Exhibit 99.1

CONTACT:
Mark Kochvar
Chief Financial Officer
724.465.4826
800 Philadelphia St.
Indiana, PA
mark.kochvar@stbank.net
www.stbancorp.com

FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces First Quarter 2015 Results and Declares First Quarter Dividend

Indiana, Pa. – April 21, 2015 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank with branch locations in 16 southwestern and southcentral Pennsylvania counties, and loan production offices in northeast and central Ohio, and western New York, announced today its first quarter 2015 earnings. First quarter earnings were $12.8 million, or $0.41 per diluted share, compared to fourth quarter of 2014 earnings of $14.5 million, or $0.49 per diluted share, and first quarter of 2014 earnings of $14.0 million, or $0.47 per diluted share.

Highlights:

•	The merger with Integrity Bancshares, Inc. (Integrity) closed on March 4, 2015. The first quarter results included $2.3 million, or $0.05 per diluted share, of merger related expenses.

•	S&T now has $6.0 billion in assets and a market cap of approximately $1.0 billion.

•	Net loan charge-offs to average loans remained low at 0.10% for the first quarter of 2015 compared to 0.05% for the fourth quarter of 2014.

•	S&T declared an $0.18 per share dividend compared to $0.17 in the same period a year ago.

“We are pleased to have closed on our merger with Integrity during the first quarter,” said Todd Brice, president and chief executive officer of S&T. “This represents a significant milestone for our organization and begins our expansion efforts into southcentral Pennsylvania. It is exciting to see two organizations with such talented teams come together and work as one high-performing financial institution.”

Merger with Integrity Bancshares, Inc.

The merger between S&T and Integrity (merger) closed on March 4, 2015. Integrity Bank became a wholly-owned subsidiary of S&T, expanding S&T’s geographic footprint into southcentral Pennsylvania with eight branches in four counties. Integrity Bank will merge into S&T Bank in the second quarter of 2015. After the bank merger, S&T Bank intends to operate bank branches in the markets currently served by Integrity Bank using the name “Integrity Bank - a division of S&T Bank”. The merger was valued at $172 million and added approximately $789 million of loans and $722 million of deposits on March 4, 2015. Integrity’s results are included in S&T’s consolidated financial statements since March 4, 2015. Merger related expenses were approximately $2.3 million, or $0.05 per diluted share, for the first quarter of 2015.

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Net Interest Income

Net interest income increased $2.2 million to $40.3 million compared to $38.1 million for the fourth quarter of 2014. The increase in net interest income primarily related to the merger. Net interest margin on a fully taxable equivalent basis (FTE) increased 5 basis points to 3.48% compared to 3.43% in the fourth quarter of 2014. Net interest margin was positively impacted by a $0.3 million special dividend received from the Federal Home Loan Bank of Pittsburgh.

Asset Quality

Total nonperforming assets increased $6.8 million to $19.4 million, or 0.33% of total assets at March 31, 2015 compared to $12.6 million, or 0.25% of total assets at December 31, 2014. The increase was primarily due to the addition of $5.0 million of nonperforming loans at S&T Bank and $1.3 million of other real estate owned added from the merger. Net charge-offs for the first quarter of 2015 were $1.0 million compared to net charge-offs of $0.5 million in the fourth quarter of 2014. The provision for loan losses was $1.2 million for the first quarter of 2015 compared to $1.1 million for the fourth quarter of 2014. The allowance for loan losses for originated loans was $48.1 million, or 1.27% of total originated loans, compared to $47.9 million, or 1.27% of total originated loans, at December 31, 2014. Integrity acquired loans were recorded at fair value on the acquisition date and have no associated allowance for loan losses at March 31, 2015.

Noninterest Income and Expense

Noninterest income increased $0.9 million to $12.1 million compared to $11.2 million for the fourth quarter of 2014. The increase in noninterest income was primarily due to higher insurance fees and the merger. Insurance fees increased $0.5 million due to $0.4 million of annual profit sharing received from insurance carriers. Integrity added $0.4 million in fees, primarily in mortgage banking. Noninterest expense increased $3.9 million to $33.6 million compared to $29.7 million in the fourth quarter of 2014. The increase was mainly due to higher merger related expenses of $1.6 million and $1.4 million of operating expenses for Integrity.

Financial Condition

Total assets increased $1.0 billion to $6.0 billion at March 31, 2015 compared to $5.0 billion at December 31, 2014. Total portfolio loans increased $815 million of which $789 million related to the merger. Excluding the merger, total loans grew $26.3 million from December 31, 2014. Total deposits increased $920 million which included $722 million related to the merger. Excluding the merger, total deposits grew $198 million from December 31, 2014. S&T’s capital ratios were impacted this quarter compared to the fourth quarter of 2014 due to the merger and new requirements under Basel III. All capital ratios remain above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared an $0.18 per share cash dividend at its regular meeting held on April 20, 2015. The dividend is payable on May 21, 2015 to shareholders of record on May 7, 2015.

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Conference Call

S&T will host its first quarter 2015 earnings conference call live over the Internet at 1:00 p.m. ET on Tuesday, April 21, 2015. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “1st Quarter 2015 Conference Call” and follow the instructions.

About S&T Bancorp, Inc. and S&T Bank:

S&T Bancorp, Inc. is a $6.0 billion bank holding company that is headquartered in Indiana, Pa. and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in 16 counties across southwestern and southcentral Pennsylvania, with loan production offices in northeast and central Ohio, and western New York. For more information visit www.stbancorp.com or www.stbank.com.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Bancorp, Inc.	S&T Earnings Release –4
Consolidated Selected Financial Data
Unaudited

	2015	2014	2014
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST INCOME
Loans, including fees	$39,927	$37,797	$35,649
Investment securities:
Taxable	2,383	2,353	1,900
Tax-exempt	1,020	985	929
Dividends	586	246	187

Total Interest Income	43,916	41,381	38,665

INTEREST EXPENSE
Deposits	3,007	2,662	2,510
Borrowings and junior subordinated debt securities	650	653	564

Total Interest Expense	3,657	3,315	3,074

NET INTEREST INCOME	40,259	38,066	35,591
Provision for loan losses	1,207	1,106	289

Net Interest Income After Provision for Loan Losses	39,052	36,960	35,302

NONINTEREST INCOME
Securities gains, net	—	—	1
Wealth management fees	2,923	2,795	2,955
Debit and credit card fees	2,715	2,645	2,502
Service charges on deposit accounts	2,583	2,677	2,509
Insurance fees	1,651	1,132	1,677
Mortgage banking	525	251	132
Other	1,687	1,720	1,640

Total Noninterest Income	12,084	11,220	11,416

NONINTEREST EXPENSE
Salaries and employee benefits	16,780	14,471	15,376
Net occupancy	2,588	1,993	2,230
Data processing	2,320	2,271	2,095
Furniture and equipment	1,226	1,460	1,271
Other taxes	842	543	631
Marketing	816	981	618
FDIC insurance	695	618	631
Professional services and legal	523	1,229	663
Merger related expenses	2,301	689	—
Other	5,530	5,465	5,399

Total Noninterest Expense	33,621	29,720	28,914

Income Before Taxes	17,515	18,460	17,804
Provision for income taxes	4,680	3,963	3,771

Net Income	$12,835	$14,497	$14,033

Per Share Data:
Shares outstanding at end of period	34,797,526	29,796,397	29,718,126
Average shares outstanding - diluted	31,260,948	29,718,321	29,698,047
Average shares outstanding - two-class method	31,343,849	29,796,397	29,735,031
Diluted earnings per share (1)	$0.41	$0.49	$0.47
Dividends declared per share	$0.18	$0.18	$0.16
Dividend yield (annualized)	2.54%	2.42%	2.70%
Dividends paid to net income	41.74%	36.87%	33.91%
Book value	$21.91	$20.42	$19.64
Tangible book value (3)	$13.40	$14.46	$13.65
Market value	$28.38	$29.81	$23.70
Profitability Ratios (annualized)
Return on average assets	0.99%	1.17%	1.23%
Return on average tangible assets (4)	1.05%	1.22%	1.30%
Return on average shareholders’ equity	7.85%	9.38%	9.83%
Return on average tangible shareholders’ equity (5)	11.80%	13.35%	14.41%
Efficiency ratio (FTE) (2)	62.57%	58.67%	59.83%

S&T Bancorp, Inc.	S&T Earnings Release –5
Consolidated Selected Financial Data
Unaudited

	2015	2014	2014
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$124,737	$109,580	$185,303
Securities available-for-sale, at fair value	655,829	640,273	551,896
Loans held for sale	6,126	2,970	1,133
Commercial loans:
Commercial real estate	2,152,413	1,682,236	1,607,958
Commercial and industrial	1,211,053	994,138	884,870
Commercial construction	286,166	216,148	167,432

Total Commercial Loans	3,649,632	2,892,522	2,660,260
Consumer loans:
Residential mortgage	521,506	489,586	490,120
Home equity	442,396	418,563	410,695
Installment and other consumer	65,754	65,567	64,561
Consumer construction	4,410	2,508	2,260

Total Consumer Loans	1,034,066	976,224	967,636

Total portfolio loans	4,683,698	3,868,746	3,627,896
Allowance for loan losses	(48,106)	(47,911)	(46,616)

Total portfolio loans, net	4,635,592	3,820,835	3,581,280
Goodwill	290,617	175,820	175,820
Other assets	258,392	215,208	211,555

Total Assets	$5,971,293	$4,964,686	$4,706,987

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,177,623	$1,083,919	$1,032,372
Interest-bearing demand	686,546	335,099	312,477
Money market	617,609	376,612	360,414
Savings	1,073,755	1,027,095	1,034,388
Certificates of deposit	1,272,998	1,086,117	1,128,630

Total Deposits	4,828,531	3,908,842	3,868,281
Securities sold under repurchase agreements	46,721	30,605	38,434
Short-term borrowings	199,573	290,000	100,000
Long-term borrowings	18,838	19,442	21,226
Junior subordinated debt securities	50,619	45,619	45,619
Other liabilities	64,753	61,789	49,776

Total Liabilities	5,209,035	4,356,297	4,123,336
SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	762,258	608,389	583,651

Total Liabilities and Shareholders’ Equity	$5,971,293	$4,964,686	$4,706,987

Capitalization Ratios
Shareholders’ equity / assets	12.77%	12.25%	12.40%
Tangible common equity / tangible assets (6)	8.22%	9.00%	8.96%
Tier 1 leverage ratio	10.06%	9.80%	9.79%
Common equity tier 1 capital	9.82%	11.81%	11.86%
Risk-based capital - tier 1	10.22%	12.34%	12.43%
Risk-based capital - total	11.86%	14.27%	14.41%

S&T Bancorp, Inc.	S&T Earnings Release –6
Consolidated Selected Financial Data
Unaudited

	2015		2014		2014
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Loans	$4,122,631	4.01%	$3,845,351	3.98%	$3,576,484	4.13%
Taxable investment securities	504,867	1.97%	488,257	1.99%	395,470	1.98%
Tax-exempt investment securities	142,194	4.41%	134,355	4.51%	121,464	4.71%
Federal Home Loan Bank and other restricted stock	15,427	12.66%	14,420	4.17%	13,391	2.70%
Interest-bearing deposits with banks	65,575	0.22%	79,814	0.27%	147,890	0.23%

Total Interest-earning Assets	4,850,694	3.78%	4,562,197	3.72%	4,254,699	3.82%
Noninterest-earning assets	421,132		373,068		377,462

Total Assets	$5,271,826		$4,935,265		$4,632,161

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$432,009	0.08%	$335,479	0.02%	$313,420	0.02%
Money market	362,939	0.18%	299,732	0.17%	350,314	0.15%
Savings	1,052,347	0.16%	1,048,359	0.16%	1,014,205	0.16%
Certificates of deposit	991,542	0.87%	923,468	0.81%	910,716	0.81%
CDARS and brokered deposits	260,555	0.34%	233,650	0.36%	190,598	0.33%
Securities sold under repurchase agreements	40,039	0.01%	25,137	0.01%	36,596	0.01%
Short-term borrowings	236,440	0.32%	249,185	0.32%	127,778	0.31%
Long-term borrowings	19,086	3.01%	19,685	2.96%	21,466	3.06%
Junior subordinated debt securities	47,175	2.77%	45,619	2.67%	45,619	2.69%

Total Interest-bearing Liabilities	3,442,132	0.43%	3,180,314	0.41%	3,010,712	0.41%
Noninterest-bearing demand	1,101,795		1,091,638		989,799
Other liabilities	64,643		50,033		52,851
Shareholders’ equity	663,256		613,280		578,799

Total Liabilities and Shareholders’ Equity	$5,271,826		$4,935,265		$4,632,161

Net Interest Margin (7)		3.48%		3.43%		3.51%

S&T Bancorp, Inc.	S&T Earnings Release –7
Consolidated Selected Financial Data
Unaudited

	2015		2014		2014
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$8,386	0.39%	$4,434	0.26%	$10,265	0.64%
Commercial and industrial	3,550	0.29%	1,622	0.16%	3,181	0.36%
Commercial construction	1,973	0.69%	1,974	0.91%	1,976	1.18%

Total Nonperforming Commercial Loans	13,909	0.38%	8,030	0.28%	15,422	0.58%
Consumer loans:
Residential mortgage	2,226	0.43%	2,336	0.48%	2,948	0.60%
Home equity	1,986	0.45%	2,060	0.49%	2,630	0.64%
Installment and other consumer	13	0.02%	31	0.05%	22	0.03%
Consumer construction	—	—	—	—	—	—

Total Nonperforming Consumer Loans	4,225	0.41%	4,427	0.45%	5,600	0.58%

Total Nonperforming Loans	$18,134	0.39%	$12,457	0.32%	$21,022	0.58%

	2015	2014	2014
	First	Fourth	First
	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$18,134	$12,457	$21,022
Assets acquired through foreclosure or repossession	1,294	166	343
Nonperforming assets	19,428	12,623	21,365
Troubled debt restructurings (nonaccruing)	9,916	5,436	9,269
Troubled debt restructurings (accruing)	36,423	36,983	36,059
Total troubled debt restructurings	46,339	42,419	45,328
Nonperforming loans / loans	0.39%	0.32%	0.58%
Nonperforming assets / loans plus OREO	0.41%	0.33%	0.59%
Allowance for loan losses / originated loans	1.27%	1.27%	1.28%
Allowance for loan losses / total loans	1.03%	1.24%	1.28%
Allowance for loan losses / nonperforming loans	265%	385%	222%
Net loan charge-offs	$1,014	$511	$(72)
Net loan charge-offs (recoveries)(annualized) / average loans	0.10%	0.05%	(0.01%)

S&T Bancorp, Inc.	S&T Earnings Release –8
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.
(2)	Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

	2015	2014	2014
	First	Fourth	First
	Quarter	Quarter	Quarter
(3) Tangible Book Value (non-GAAP)
Total shareholders’ equity	$762,258	$608,389	$583,651
Less: goodwill and other intangible assets, net of deferred tax liability	(295,814)	(177,530)	(178,059)

Tangible common equity (non-GAAP)	$466,444	$430,859	$405,592
Common shares outstanding	34,798	29,796	29,718
Tangible book value (non-GAAP)	$13.40	$14.46	$13.65
(4) Return on Average Tangible Assets (non-GAAP)
Net income (annualized)	$52,054	$57,514	$56,912
Plus: amortization of intangibles net of tax (annualized)	917	659	833

Net income before amortization of intangibles (annualized)	52,971	58,173	57,745
Average total assets	5,271,826	4,935,265	4,632,161
Less: average goodwill and other intangibles, net of deferred tax liability	(214,299)	(177,619)	(178,164)

Average tangible assets (non-GAAP)	$5,057,527	$4,757,646	$4,453,997
Return on average tangible assets (non-GAAP)	1.05%	1.22%	1.30%
(5) Return on Average Tangible Shareholders’ Equity (non-GAAP)
Net income (annualized)	$52,054	$57,514	$56,912
Plus: amortization of intangibles net of tax (annualized)	917	659	833

Net income before amortization of intangibles (annualized)	52,971	58,173	57,745
Average total shareholders’ equity	663,256	613,280	578,799
Less: average goodwill and other intangibles, net of deferred tax liability	(214,299)	(177,619)	(178,164)

Average tangible equity (non-GAAP)	$448,957	$435,661	$400,635
Return on average tangible equity (non-GAAP)	11.80%	13.35%	14.41%
(6) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders’ equity	$762,258	$608,389	$583,651
Less: goodwill and other intangible assets, net of deferred tax liability	(295,814)	(177,530)	(178,059)

Tangible common equity (non-GAAP)	466,444	430,859	405,592
Total assets	5,971,293	4,964,686	4,706,987
Less: goodwill and other intangible assets, net of deferred tax liability	(295,814)	(177,530)	(178,059)

Tangible assets (non-GAAP)	$5,675,479	$4,787,156	$4,528,928
Tangible common equity to tangible assets (non-GAAP)	8.22%	9.00%	8.96%
(7) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$43,916	$41,381	$38,665
Less: interest expense	(3,657)	(3,315)	(3,074)

Net interest income per consolidated statements of net income	40,259	38,066	35,591
Plus: taxable equivalent adjustment	1,392	1,371	1,323

Net interest income (FTE) (non-GAAP)	41,651	39,437	36,914
Net interest income (FTE) (annualized)	168,918	156,462	149,707
Average earning assets	$4,850,694	$4,562,197	$4,254,699
Net interest margin - (FTE) (non-GAAP)	3.48%	3.43%	3.51%